 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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Spirit Airlines, Inc.

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JetBlue Airways Corporation

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Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: May 2, 2022

The following is a letter sent from Robin Hayes, the Chief Executive Officer of JetBlue Airways Corporation (“JetBlue”), to employees of JetBlue in connection with JetBlue’s proposal to acquire all of the outstanding shares of common stock of Spirit Airlines, Inc.

Dear Crewmembers,

It’s been a few weeks since we announced our proposal to acquire Spirit and I know many of you are wondering what the latest is. Thank you for your patience and focus on our operation as we move forward. While I wish I could tell you that we’ve reached an agreement, we have gotten far enough to send an improved offer that we think is really strong.

Spirit has told us they are concerned that the government might not approve our proposed acquisition. We want them to feel comfortable moving forward with us instead of Frontier, so we have put some solutions on the table:

—	We’ve added financial protections for Spirit and their shareholders in the event the deal isn’t approved by the government or in court.
—	We want to make the path towards regulatory approval as smooth as possible, and our revised offer promises that we will take reasonable steps to address concerns the government has.
—	Since our Northeast Alliance (NEA) with American Airlines is already allowing us to compete better in New York and Boston, we’ve offered to divest Spirit’s gates and slots in those markets to other airlines to further promote competition – something we strongly believe in! We would look to do the same at other airports, including Fort Lauderdale, where we want to ensure other airlines have a chance to compete.

An area of public confusion has been how Frontier’s and JetBlue’s networks overlap with Spirit’s. As it turns out, JetBlue has significantly less overlap with Spirit in terms of flights, seats, and ASMs than Frontier in the metropolitan areas served by both. JetBlue overlaps with Spirit only on 48 nonstop routes compared to Spirit and Frontier’s overlap on 76 nonstop routes.

Frontier’s proposal to merge with Spirit won’t look all that different to government regulators than ours does, and so with these new protections from JetBlue in place, the Frontier deal doesn’t even come close to ours – in fact, Frontier isn’t offering any protections at all.

The effort to buy and integrate Spirit is a long-term strategy to help JetBlue grow faster with access to more aircraft, more incredible Crewmembers, and more airports and gates than we could get on our own. While our offer is better than Frontier’s for Spirit shareholders, let’s not forget all the good a larger and more competitive JetBlue can do for our Crewmembers and Customers. If we can compete better with the “Big Four” airlines, we can add more jobs and reduce fares for travelers.

We’ve done some research that confirmed what we already knew: JetBlue is simply unmatched in shaking up the market with competition. When JetBlue enters a new nonstop route, we reduce fares in the market overall by 3x the amount than when an ultra-low-cost carrier (ULCC) enters a new nonstop route. And we do it with our very special combination of low fares and better service that neither the legacy carriers nor the ULCCs can replicate.

At this point, the ball is in Spirit and their shareholders’ court, and we hope they’ll make the right choice. We’ll let you know what we hear as soon as we are legally allowed.

There is a lot happening right now and the Spirit process could feel distracting. Whatever happens on the Spirit front, our #1 priority is to set you up for success as we go into the busy summer travel season. We are putting our energy and passion into the plan to reliably deliver the JetBlue Experience this summer. Thank you for continuing to bring our mission and values to life every day.

Robin Hayes
Chief Executive Officer

Important Information for Investors and Stockholders

Forward Looking Statements

Statements in this communication contain various forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission (“SEC”) filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue and Spirit with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue’s ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s SEC filings, including but not limited to, JetBlue’s 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this communication might not occur. Our forward-looking statements speak only as of the date of this communication or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication relates to a proposal which JetBlue has made for a business combination transaction with Spirit. In furtherance of this proposal and subject to future developments, JetBlue (and, if a negotiated transaction is agreed to, Spirit) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document JetBlue and/or Spirit may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF JETBLUE AND SPIRIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POSSIBLE TRANSACTION. Any definitive proxystatement (if and when available) will be mailed to stockholders of Spirit. Investors and security holders of Spirit and JetBlue will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by JetBlue and Spirit through the web site maintained by the SEC at https://www.sec.gov/.

Participants in the Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, JetBlue and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.